                                                                     EXHIBIT 3.2

                           AMENDMENTS TO THE BYLAWS
                                      OF
                          THE DERBY CYCLE CORPORATION

                            A DELAWARE CORPORATION


     1. Article I of the Bylaws is hereby deleted, and replaced in its entirety with the following:

                                   ARTICLE I
                  NAME, REGISTERED OFFICE AND REGISTERED AGENT

     The name of the corporation is The Derby Cycle Corporation (the "Corporation"). The registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The initial registered agent of the Corporation is The Corporation Trust Company.

     2. Article VI of the Bylaws is hereby deleted, and replaced in its entirety with the following:

                                   ARTICLE VI
             CHAIRMAN OF THE BOARD, OFFICERS, AGENTS, AND EMPLOYEES

          SECTION 1. Chairman of the Board and Officers. The Chairman of the Board and executive officers of the Corporation shall be chosen by the board of directors. The officers shall include a President, a Chief Executive Officer, a Chief Financial Officer, Vice-Presidents, Executive Directors, and a Secretary. Other officers, assistant officers, agents and employees that the board of directors from time to time may deem necessary may be elected by the board or be appointed in a manner prescribed by the board. Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of President and Secretary. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these bylaws.

          SECTION 2. Vacancies. When a vacancy occurs in the Chairman's post or one of the executive offices by death, resignation or otherwise, it shall be filled by the board of directors. The officer so selected shall hold office until his successor is chosen and qualified.

          SECTION 3. Salaries. The board of directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the board of directors or by an officer to whom that function has been delegated by the board.

          SECTION 4. Resignation and Removal of Officers and Agents. Any officer or agent of the Corporation may resign at any time by delivering a written resignation to the board of directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. An officer or agent of the Corporation may be removed by a vote of the majority of directors in office whenever, in their judgment, the best interests of the Corporation will be served by such removal. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 5. Chairman of the Board of Directors. The Chairman of the board of directors shall preside at all meetings of the board of directors and shall perform whatever other duties the board of directors may from time to time prescribe.

          SECTION 6. President and Chief Executive Officer: Powers and Duties. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He or she shall preside at all meetings of stockholders and discharge the duties of a presiding officer, shall attend all meetings of the board of directors, shall present at each annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the board of directors may from time to time prescribe.

          SECTION 7. Vice-President: Powers and Duties. The Vice-President shall have such powers and shall perform such duties as shall be assigned to him or her by the President or the board of directors.

          SECTION 8. Executive Directors: Powers and Duties. An Executive Director shall act as a consultant to the Corporation and the board of directors. He or she shall be allowed to attend all meetings of the directors.

          SECTION 9. Secretary: Powers and Duties. The Secretary shall attend all meetings of the directors and of the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He or she shall keep the corporate seal of the Corporation and, when directed by the board of directors, shall affix it to any instrument requiring it. He or she shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the board of directors and the President may from time to time prescribe.

          SECTION 10. Other Officers and Agents: Powers and Duties. Subject to Sections 6, 7, and 8 hereof, the officers, agents and employees of the Corporation shall each have such powers and duties in the management of the property and affairs of the Corporation, subject to the control of the board of directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the board of directors.

          SECTION 11. Delegation of Duties. Whenever an officer is absent or whenever for any reason the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

                                 B Y - L A W S
                                      of
                                 RALEIGH INC.


                                   ARTICLE 1
                                   ---------
                 NAME, REGISTERED OFFICE AND REGISTERED AGENT
                 --------------------------------------------

          The name of the corporation is RALEIGH INC. (the "Corporation"). The initial registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The initial registered agent of the Corporation is The Corporation Trust Company.

                                  ARTICLE II
                                  ----------
                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall begin on January 1 and end on December 31.

                                  ARTICLE III
                                  -----------
                            SHAREHOLDERS' MEETINGS
                            ----------------------

          SECTION 1. Place of Meetings. Meetings of the shareholders shall be
                     -----------------
held at the registered office of the Corporation or at any other place, within or outside the state of Delaware, as the board of directors or shareholders may from time to time elect.

          SECTION 2. Annual Meeting. An annual meeting of the shareholders shall
                     --------------
be held on the second Friday in May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following that which is not a legal holiday, at three o'clock P.M., or at such other date and time as the board of directors or shareholders may from time to time elect. The shareholders shall elect a board of directors and transact such other business as may properly come before the meeting. If an annual meeting has not been called and held within six months after the close of the corporation's fiscal year, any shareholder may call it. Shareholders of non-voting classes of stock shall be entitled to attend all annual meetings.

          SECTION 3. Special Meetings. Special meetings of the shareholders may
                     ----------------
be called by the President, by a majority of the board of directors, or by the holders of a majority or more of the shares outstanding and entitled to vote. Shareholders of non-voting classes of stock shall be entitled to attend all special meetings.

          SECTION 4. Notice of Meetings. A written or printed notice of each
                     ------------------
shareholders' meeting, stating
the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes of the meeting shall be given by the Secretary or by the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting and to each shareholder of non-voting stock entitled to attend the meeting. This notice shall be sent at least ten (10) days but not more than thirty (30) days before the date named for the meeting (unless a greater period of notice is required by law in a particular case) to each shareholder by mail or by telegram, charges prepaid, to his address appearing on the books of the corporation.

          SECTION 5.  Waiver of Notice. A shareholder, either before or after a
                      ----------------
shareholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

          SECTION 6.  Voting Rights.  Subject to the provisions of the
                      -------------
Corporation's Certificate of Incorporation and the law of the state of Delaware, each holder of Common Stock in the Corporation shall be entitled at each shareholders' meeting to one vote for every share of Common Stock standing in his name on the books of the Corporation and each holder of Convertible Preferred Stock in the Corporation shall be entitled at each shareholders' meeting to one-tenth of one vote for every share of Convertible Preferred Stock standing in his name on the books of the Corporation; but, transferees of shares that are transferred on the books of the Corporation within ten (10) days next preceding the date set for a meeting shall not be entitled to notice of, or to vote at, the meeting. The Redeemable Preferred Stock of the Corporation shall be non-voting.

          SECTION 7.  Proxies. A shareholder entitled to vote may vote in person
                      -------
or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated in it.

          SECTION 8.  Quorum. The presence, in person or by proxy, of the
                      ------
holders of a majority or more of the
shares outstanding and entitled to vote shall constitute a quorum at meetings of shareholders. At a duly organized meeting stockholders present can continue to do business until adjournment even though enough stockholders withdraw to leave less than a quorum.

          SECTION 9. Adjournments. Any meeting of shareholders may be adjourned.
                     ------------
Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

          SECTION 10. Voting. At all meetings of the shareholders, except as
                      ------
may be expressly required by statute or by the Certificate of Incorporation, all matters shall be decided by a vote of the holders of a majority or more of the shares outstanding and entitled to vote and present at the meeting in person or by proxy. Shares of Common Stock held by the Corporation shall not be entitled to vote.

          SECTION 11. Informal Action by Shareholders. Any action that may be
                      -------------------------------
taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the shareholders entitled to vote on the action and shall be filed with the Secretary. This consent shall have the same effect as a unanimous vote at a shareholders' meeting.

                                  ARTICLE IV
                                  ----------
                            THE BOARD OF DIRECTORS
                            ----------------------

          SECTION 1. General Powers. The property, affairs and business of the
                     --------------
Corporation shall be managed by the board of directors, which may exercise all the powers of the Corporation, whether derived from law or the Certificate of Incorporation, except such powers which are vested solely in the shareholders of the Corporation by statute, the Certificate of Incorporation or these By-laws.

          SECTION 2. Number, Qualification and Term of Office. The authorized
                     ----------------------------------------
number of directors shall be
not less than three (3) nor more than seven (7) as the board of directors or shareholders may form time to time determine by resolution. Whenever elected, each director (unless he shall sooner die, resign or be removed) shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify. A director need not be a resident of the state of Delaware or hold shares of stock of the Corporation.

          SECTION 3. Election of Directors. Except as otherwise provided in this
                     ---------------------
Article IV, the directors shall be elected annually at the annual meeting of the shareholders, and shall hold office until their successors are duly elected and qualified. All of the directors shall be nominated by the shareholders of common stock. A separate election shall be held for each person nominated for membership in the board of directors. Those persons who receive a majority of the valid votes cast in favor of their election shall become directors.

          SECTION 4. Registrations. Any director may resign at any time by
                     -------------
delivering a written resignation
to either the board of directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          SECTION 5.  Removal of Directors. Any director may be removed at any
                      --------------------
time, either with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Corporation entitled to vote for the election of such director.

          SECTION 6.  Vacancies and Newly-Created Directorships. Vacancies in
                      -----------------------------------------
the board of directors, including those created by an increase in the number of directors by amendment to these By-laws, may be filled by a vote of a majority of the directors than in office, though less than a quorum. The directors so chosen shall hold office until the next annual meeting of shareholders or a special meeting called earlier for that purpose, and until their successors shall be duly elected and qualified.

          SECTION 7.  Reliance on Accounts and Reports. A director, in the
                      --------------------------------
performance of his duties, shall be
fully protected in relying in good faith on the books and accounts or reports made to the Corporation by any of its officers, or by any independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors, or in relying in good faith upon other records of the Corporation.

          SECTION 8.  Compensation.  Directors shall not receive a salary for
                      ------------
their services as directors: but, by resolution of board of directors, a fixed sum and expenses of attendance may be allowed for attendance at each meeting of the board. A director may serve the Corporation in a capacity other than that of director and receive compensation for the services rendered in that other capacity.

          SECTION 9.  Interested Directors: Quorum. No contract or transaction
                      ----------------------------
between the Corporation and one or more of its directors or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors are directors or officers or have a financial interest, shall be void or avoidable solely for this reason, or solely because the director is present at or participates in the meeting of the board of directors which authorized the contract or transaction, or solely because his or their votes are counted for such purposes, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes the contract or transaction.

                                   ARTICLE V
                                   ---------

                             Meetings of the Board
                             ---------------------

          SECTION 1.  Annual and Regular Meetings. The annual meeting of the
                      ---------------------------
board of directors for election of officers and for the transaction of such other business as may come before the meeting may be held in each year immediately after the annual meeting of the shareholders at the place of such annual meeting of shareholders, and notice of such annual meeting of the board of directors shall not be required to be given, provided, however, that such annual meeting may be held at such other time and place as may be fixed by written consent of all the directors. The board of directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given, provided that in case the board of directors shall fix or change the time or place of regular meetings, notice of such actions shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

          SECTION 2.  Special Meetings: Notice. Special meetings of the board of
                      ------------------------
directors may be convened by the Chairman of the board of directors and shall be held whenever called by the President, a Vice President, the Secretary, or by two (2) or more directors, at such time and place (which may be within or outside of the state of Delaware) as may be specified in the respective notices or waivers of notice thereof. At least ten (10) days before the date on which a special meeting is to be held, notice of the meeting, stating the time and place thereof, shall be given to each director in person, by telephone, by telex, by postal delivery or by telefax or other electronic means. Notice of any special meeting need not be given to any director who shall attend such meeting in person, unless such director attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened, or to any director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

          SECTION 3.  Quorum:  Vote Required for any Action. At all meetings of
                      -------------------------------------
the board of directors the presence of a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at the meeting shall be necessary for the taking of any action whatsoever, except that, if a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present.

          SECTION 4.  Adjournment.  A meeting of the board of directors may be
                      -----------
adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

          SECTION 5.  Informal Action.  If all the directors severally or
                      ---------------
collectively consent in writing to any
action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary, the action shall be as valid as though it had been authorized at a meeting of the board.


                                  ARTICLE VI
                                  ----------
            CHAIRMAN OF THE BOARD, OFFICERS, AGENTS, AND EMPLOYEES
            ------------------------------------------------------

          SECTION 1.  Chairman of the Board and Officers.
                      ----------------------------------

The Chairman of the Board and executive officers of the Corporation shall be chosen by the board of directors. The officers shall include a President, Vice President and Secretary. Other officers, assistant officers, agents and employees that the board of directors from time to time may deem necessary may be elected by the board or be appointed in a manner prescribed by the board. Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of President and Secretary. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these By-laws.

          SECTION 2.  Vacancies.  When a vacancy occurs in the Chairman's post
                      ---------
or one of the executive offices by death, resignation or otherwise, it shall be filled by the board of directors. The officer so selected shall hold office until his successor is chosen and qualified.

          SECTION 3.  Salaries.  The board of directors shall fix the salaries
                      --------
of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the board of directors or by an officer to whom that function has been delegated by the board.

          SECTION 4.  Resignation and Removal of Officers and Agents.  Any
                      ----------------------------------------------
officer or agent of the Corporation may resign at any time by delivering a written resignation to the board of directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. An officer or agent of the Corporation may be removed by a vote of the majority of directors in office whenever in their judgment the best interests of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 5.  Chairman of the Board of Directors.
                      ----------------------------------
The Chairman of the board of directors shall preside at all meetings of the board of directors and shall perform whatever other duties the board of directors may from time to time prescribe.

          SECTION 6.  President:  Powers and Duties.
                      -----------------------------
The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He shall preside at all meetings of stockholders and discharge the duties of a presiding officer, shall attend all meetings of the board of directors, shall present at each annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the board of directors may from time to time prescribe.

          SECTION 7. Vice President: Powers and Duties. The Vice President shall
                     ----------------------------------
have such powers and shall perform such duties as shall be assigned to him by the President or the board of directors.

          SECTION 8. Secretary:  Powers and Duties. The secretary shall attend
                     -----------------------------
all meetings of the directors and of the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He shall keep the corporate seal of the Corporation, and when directed by the board of directors, shall affix it to any instrument requiring it. He shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the board of directors and the President may from time to time prescribe.

          SECTION 9. Other Officers and Agents: Powers and Duties. Subject to
                     --------------------------------------------
Sections 6, 7 and 8, the officers, agents and employees of the Corporation shall each have such powers and duties in the management of the property and affairs of the Corporation, subject to the control of the board of directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the board of directors.

          SECTION 10. Delegation of Duties. Whenever an officer is absent or
                      --------------------
whenever for any reason the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

                                  ARTICLE VII
                                  -----------
                 SHARE CERTIFICATES AND THE TRANSFER OF SHARES
                 ---------------------------------------------

          SECTION 1. Share Certificates. The share certificates shall be in a
                     ------------------
form approved by board of directors. Each certificate shall be signed by the President and Secretary, and shall be stamped with the corporate seal. Each certificate shall bear a legend disclosing restrictions on transfer as may be agreed by the Corporation and its shareholders under the terms of such separate shareholder agreements as they may enter into from time to time.

          SECTION 2.  Registered Shareholders.  The Corporation shall be
                      -----------------------
entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Delaware, shall not be bound to recognize any equitable or other claim to or interest in the shares.


          SECTION 3.  Transfers of Shares. Shares of the Corporation shall only
                      -------------------
be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation. Shares shall only be transferred on the books of the Corporation if the Corporation is satisfied that such transfer is in compliance with the terms of any shareholder agreement restricting transfers between the Corporation and its shareholders.

          SECTION 4.  Record Date. The board of directors may fix in advance a
                      -----------
date, not exceeding ten (10) days
preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meetings and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

          SECTION 5.  Lost Certificates. The board of directors may direct a new
                      -----------------
certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

                                 ARTICLE VIII
                                 ------------
                            SPECIAL CORPORATE ACTS
                            -----------------------

          SECTION 1.   Execution of Written Instruments.  Contracts, deeds,
                       --------------------------------
documents, and instruments shall be executed by a director or by the President or Vice President, unless the board of directors shall in a particular situation designate another procedure for their execution.

          SECTION 2.   Signing of Checks and Notes. Checks, notes, drafts and
                       ---------------------------
demands for money shall be signed by the person or persons from time to time designated by the board of directors.

          SECTION 3.   Voting Shares Held in Other Corporations. In the absence
                       ----------------------------------------
of other arrangement by
the board of directors, shares of stock issued by any other Corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of the other Corporation by the President of the Corporation or, if he is not present at the meeting, by the Vice President; and in the event neither the President nor the Vice President is to be present at a meeting, the shares may be voted by such person as the President or Vice President of the Corporation shall by duly executed proxy designate to represent the Corporation at the meeting.

                                  ARTICLE IX
                                  ----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

          SECTION 1.  Offices. The Corporation may establish and maintain one or
                      -------
more offices within or outside of the State of Delaware, in such place or places as the board of directors from time to time may determine.

          SECTION 2.  Corporate Seal.  The corporate seal of the Corporation
                      --------------
shall be circular in form and shall have inscribed on its surface the name of the Corporation, the year of its incorporation and words indicating that it is a Delaware corporation. The form of the seal shall be subject to alteration by the board of directors. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

          SECTION 3.  Waivers of Notice. Whenever any notice whatsoever is
                      -----------------
required to be given by law, or under the provisions of the Certificate of Incorporation, or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE X
                                   ---------
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS
                   -----------------------------------------

          SECTION 1. Each person who is or was a director, officer or promoter of the Corporation (and the heirs, executors or administrators of such person) who is or was made a party to, or is or was involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or promoter of the Corporation or is or was serving at the request or for the benefit of the Corporation as a director, officer, promoter,employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be held harmless and indemnified by the Corporation against any expense, liability or loss (including without limitation judgments, fines, settlement payments and the expense of legal counsel) incurred by such person in any such capacity to the fullest extent permitted by applicable law. The right to indemnification conferred in this Article shall also include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by applicable law.

          SECTION 2. The Corporation may provide indemnification to such other employees and agents of the Corporation to such extent and to such effect permitted or authorized by applicable law.

          SECTION 3. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, promoter, employee or agent of the Corporation, or who is or was serving at the request or for the benefit of the Corporation as a director, officer, promoter, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

          SECTION 4. The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          SECTION 5. Neither the amendment not repeal of this Article nor the adoption of any provision of the

Certificates or Incorporation or By-laws or of any statute inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XI
                                  ----------
                                  AMENDMENTS
                                  ----------

          Any provision of these By-laws may be amended, altered, added to or repealed by the affirmative vote or action of a majority of the directors in office or by the holders of a majority of the shares outstanding and entitled to vote. Any by-law adopted, altered or repealed by the shareholders shall supersede any similar by-law adopted by the board of directors and may be altered or repealed only by the shareholders.